Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Seabridge Gold Inc.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/30/2026	Reporting Entities May Insert Their Brand/Logo here
Reporting Entity ESTMA Identification Number	E450999		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Gregory Martin		Date		5/30/2026
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Seabridge Gold Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E450999
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Northwest Territories	Government of Northwest Territories	Department of Finance			140,000					140,000	Licence and permits (claim fees)
Canada -British Columbia	Provincial Government of British Columbia	Ministry of Finance			720,000					720,000	licence and permits fees and reportable taxes
Canada	Government of Canada	Receiver General for Canada	880,000							880,000	Part XII.6 Tax
United States of America	United States Government	United States Bureau of Land Management			300,000					300,000	Licence and permits (claim fees)
Additional Notes:

US$222,200 payment to the United States Bureau of Land Management in June 2025 was converted at 1.37 (C$300,000). The Company uses the foreign exchange rate in effect on the payment date to convert payments in currencies other than Canadian dollars.

[1]	Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

[2]	Optional field.
[3]	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4]	Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Seabridge Gold Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E450999
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -British Columbia	KSM			690,000					690,000	licence and permits fees and reportable taxes
Canada -British Columbia	Bronson Corridor			30,000					30,000	Licence and permits (claim fees)
Canada -Northwest Territories	Courageous Lake			140,000					140,000	Licence and permits (claim fees)
Canada	Corporate	880000							880,000	Part XII.6 Tax
United States of America	Snowstorm			300,000					300,000	Licence and permits (claim fees)
Additional Notes[3]:

US$222,200 payment to the United States Bureau of Land Management in June 2025 was converted at 1.37 (C$300,000). The Company uses the foreign exchange rate in effect on the payment date to convert payments in currencies other than Canadian dollars.

[1]	Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2]	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3]	Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.